Exhibit 10.11(b)

RESTRICTED STOCK AGREEMENT
PURSUANT TO THE
MARKETAXESS HOLDINGS INC. 2012 INCENTIVE PLAN

THIS AGREEMENT, effective as of the 1st day of April 2017, by and between MarketAxess Holdings Inc., a Delaware corporation with its principal office at 299 Park Avenue, 10th Floor, New York, New York 10171 (the “Company”), and Christophe Roupie (the “Participant”).

WHEREAS, the Board of Directors of the Company (the “Board”) adopted, and the stockholders of the Company approved, the MarketAxess Holdings Inc. 2012 Incentive Plan (the “Plan”);

WHEREAS, the Company, through the Committee under the Plan, wishes to grant to the Participant shares of its common stock, par value $.003 per share (“Common Stock” or the “Shares”) in the amount set forth below; and

WHEREAS, such Shares are subject to certain restrictions.

NOW, THEREFORE, the Company and the Participant agree as follows:

1.     Sale of Shares.  Subject to the terms, conditions and restrictions of the Plan and this Agreement, the Company awards to the Participant 9,367 shares of the Company’s Common Stock on the 1st day of April 2017 (the “Grant Date”).  To the extent required by law, the Participant shall pay the Company the par value ($.003) (the “Purchase Price”) for each Share awarded to the Participant simultaneously with the execution of this Agreement in cash or cash equivalents payable to the order of the Company.  Pursuant to the Plan and Section 2 of this Agreement, the Shares are subject to certain restrictions, which restrictions shall expire in accordance with the provisions of the Plan and Section 2 hereof.  While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as “Restricted Stock.”

2.     Vesting.

(a)Except as set forth in subsections (b) and (c) below, the Restricted Stock shall become vested and cease to be Restricted Stock (but shall remain subject to the other terms of this Agreement and the Plan) as follows if the Participant has both met the goals set out in Appendix 1 and been continuously employed by the Company until such date:

Vesting Date	Percentage Vested
1 April, 2020	50%
1 April, 2021	50%

There shall be no proportionate or partial vesting in the periods prior to the applicable vesting dates and all vesting shall occur only on the appropriate vesting date.

(b)

Upon the death or Disability of the Participant, 50% of any shares of Restricted Stock that are unvested at the time of such Termination shall become vested and cease to be Restricted Stock (but shall remain subject to the other terms of this Agreement and the Plan).  Any remaining unvested shares of Restricted Stock shall be forfeited.

(c)

In the event of a Change in Control, the Restricted Stock shall be treated in accordance with Section 12.1 of the Plan; provided that, (i) immediately prior to the Change in Control, the Committee may determine that the Restricted Stock will not be continued, assumed or have new rights substituted therefor in accordance with Section 12.1(a) of the Plan, and immediately prior to the Change in Control, the Restricted Stock shall become fully vested and cease to be Restricted Stock (but shall remain subject to the other terms of this Agreement and the Plan) and (ii) if the Participant incurs a Termination by the Company without Cause within 24 months after such Change in Control, the Restricted Stock shall become fully vested and cease to be Restricted Stock (but shall remain subject to the other terms of this Agreement and the Plan).

3.     Restrictions on Transfer. The Participant shall not sell, negotiate, transfer, pledge, hypothecate, assign, encumber or otherwise dispose of the Shares or grant any proxy with respect thereto, except as specifically permitted by the Plan and this Agreement.  Any attempted Transfer in violation of this Agreement and the Plan shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.  Notwithstanding the foregoing, nothing herein or in the Plan shall prohibit the Participant from pledging the Shares the Participant is granted hereunder to the Company pursuant to a stock pledge agreement entered into between the parties hereto.

4.     Forfeiture.

(a)	The provisions in Section 8.l of the Plan regarding Detrimental Activity shall apply to the Restricted Stock.
(b)	If a Participant incurs a Termination for any reason, the Company shall repurchase from the Participant for the Purchase Price paid for such shares of Restricted Stock, any and all Restricted Stock.

5.     Rights as a Holder of Restricted Stock.  From and after the issue date, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote the Shares, to receive and retain all regular cash dividends payable to holders of Shares of record on and after the issue date (although such dividends will be treated, to the extent required by applicable law, as additional compensation for tax purposes), and to exercise all other rights, powers and privileges of a holder of Shares with respect to the Restricted Stock, with the exceptions that (i) the Participant shall not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until such shares are no longer Restricted Stock; (ii) the Company (or its designated agent) will retain custody of the stock certificate or certificates representing the Restricted Stock and any other property (“RS Property”) issued in respect of the Restricted Stock, including stock dividends at all times such Shares are Restricted Stock; (iii) no RS Property will bear interest or be segregated in separate accounts; and (iv) the Participant shall not, directly or indirectly, Transfer the Restricted Stock in any manner whatsoever.

6.Tax.

(a)

The Employer, or trustee of any employee benefit trust may withhold such amount and make such arrangements as it considers necessary to meet any liability to taxation or social security contributions in respect of the Restricted Stock. These arrangements may include the sale, on behalf of the Participant of any shares of Common Stock or the reduction in the number of shares of Common Stock subject to the Restricted Stock Agreement, unless the Participant has personally discharged the liability.

(b)

Without limiting subsection (a) above, the Committee may require the Participant to enter into: (i) such arrangements as it considers appropriate for the recovery or payment by the Participant of secondary National Insurance Contributions payable in respect of the Restricted Stock, including, without limitation, any agreement of the sort contemplated by Paragraphs 3A and 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992; and/or (ii) (as a condition of receiving and retaining any award of Restricted Stock) a joint election with his or her employer under section 431 of the Income Tax (Earnings and Pensions) Act 2003 in respect of the Restricted Stock.

7.Legend.  In the event that a certificate evidencing Restricted Stock is issued, the certificate representing the Shares shall have endorsed thereon the following legends:

(a)   “THE ANTICIPATION, ALIENATION, ATTACHMENT, SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE MARKETAXESS HOLDINGS INC. (THE “COMPANY”) 2012 INCENTIVE PLAN (THE “PLAN”) AND AN AGREEMENT EFFECTIVE AS OF THE 1st DAY OF APRIL 2017.  COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(b)   Any legend required to be placed thereon by applicable blue sky laws of any state. Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Stock prior to vesting as set forth in Section 2 hereof.

8.     Performance Adjustment. Any Restricted Stock is subject to performance adjustment as set out in clause 8.1 and 8.2 below in addition to any performance adjustment required by law, rules or other regulatory requirements in relation to performance adjustment applicable to the Company or any Participants and any policies intended to comply with them, including without limitation any performance adjustment required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules and regulations promulgated thereunder, the IFPRU Remuneration Code published by the UK Financial Conduct Authority and/or such other applicable law and/or regulatory requirement.

8.1Performance adjustment includes, but is not limited to:

(a)   The Company reducing the amount of any Restricted Stock or any other award;

(b)   The Company requiring the Participant to forfeit the whole of any Restricted Stock; and/or

(c)   The Company requiring the Participant to repay to the Company on demand on a gross basis the cash value of any Restricted Stock that has vested.

8.2 The Company shall be entitled to implement performance adjustment, as defined in clause 8.1 including but not limited to where:

(a)   The Participant has participated in or was responsible for conduct which resulted in significant losses to the Company or its Affiliates.

(b)   The Participant has failed to meet appropriate standards of fitness and propriety.

(c)   The Company or Affiliate has suffered a material downturn in its financial performance.

(d)   The Company or Affiliate has suffered a material failure of risk management.

(e)   The Company or any Affiliate has reasonable evidence of fraud or material dishonesty by the Participant.

(f)   The Company or any Affiliate has been required to restate its accounts to a material extent.

(g)   The Company or any Affiliate becomes aware of any material wrongdoing on the part of the Participant that would have resulted in the relevant award not being made had it known about such material wrongdoing at the time the relevant award was made.

(h)   The Company becomes aware of a material error is assessing the Participant’s performance against the relevant performance conditions at the time that the Restricted Stock was granted.

(i)   The Participant has acted in any manner which in the opinion of the Committee has brought or is likely to bring the Participant, the Company or any Affiliate into material disrepute or is materially adverse to the interests of the Company or any Affiliate.

8.3Any decision regarding performance adjustment shall be taken by the Committee in its absolute discretion.

8.4The implementation of performance adjustment by the Company shall be without prejudice to any other rights or remedies that may be available to it.

9.Securities Representations.  The Shares are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant.  The Participant acknowledges, represents and warrants that:

(a)   The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this section;

(b)   The Shares must be held indefinitely by the Participant unless (i) an exemption from the registration requirements of the Securities Act is available for the resale of such Shares or (ii) the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the resale of such Shares and the Company is under no obligation to continue in effect a Form S-8 Registration Statement or to otherwise register the resale of the Shares (or to file a “re-offer prospectus”);

(c)   The exemption from registration under Rule 144 will not be available under current law unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

10.Not an Employment Agreement.  This Agreement is not an agreement of employment. This Agreement does not guarantee that the Employer will employ the Participant for an specific time period, nor does it modify in any respect the Employer’s right to terminate or modify the Participant’s employment or compensation.

11.Power of Attorney.  The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Stock, other RS Property, Shares and property provided for herein, and the Participant hereby ratifies and confirms that which the Company, as said attorney-in-fact, shall do by virtue hereof.  Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.

12.Data Protection.  By participating in the Plan the Participant consents to the holding and processing of personal data provided by the Participant to the Company for all purposes relating to the operation of the Plan. These include, but are not limited to:

(a)   administering and maintaining Participant records; and

(b)   transferring information about the Participant to a country or territory outside the European Economic Area.

13.Miscellaneous.

(a)   This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees.  The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any affiliate by which the Participant is employed to expressly assume and agree in writing to perform this Agreement.  Notwithstanding the foregoing, the Participant may not assign this Agreement other than with respect to Shares Transferred in compliance with the terms hereof.

(b)   The Participant agrees that any sums owed to the Company under the Plan may be deducted from their salary or any outstanding payments due to them from the Company or any Affiliate.

(c)   This award of Restricted Stock shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(d)   The Participant agrees that the award of the Restricted Stock hereunder is special incentive compensation and that it, any dividends paid thereon (even if treated as compensation for tax purposes) and any other RS Property will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.

(e)   No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced save that the Company in its absolute discretion reserves the right to amend the incentive award agreement referred to in this Agreement at any time on reasonable notice to the Participant, including in order to comply with any applicable law and/or regulatory requirement.

(f)   The grant of Restricted Stock on a particular basis in any year does not create any right to or expectation of the grant of Restricted Stock on the same basis, or at all, in any future year.

(g)   This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(h)   The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(i)   The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

(j)   All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and shall be deemed to have been made: (1) when delivered in person; (ii) on the second succeeding business day after being mailed by United States registered or certified mail; or (iii) on the seventh succeeding business day after being posted from overseas, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice.  Notices to the Company shall be addressed to the Compensation Committee of the Board.

(k)   This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Delaware without reference to rules relating to conflicts of law.

(l)   By executing this Agreement within 60 days after the day and year first written above, the award of Restricted Stock shall be accepted by the Participant within the time period required under Section 8.2(b) of the Plan.

14.Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  A copy of the Plan has been delivered to the Participant.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

   MARKETAXESS HOLDINGS, INC.

                                               By: /s/ Richard M. McVey

                                                  Name: Richard M. McVey

                                                      Title: Chief Executive Officer

           By: /s/ Christophe Roupie

                                                                                  Name: Christophe Roupie

                                                           Title: Head of Europe and Asia

Appendix 1

to

UK RSA Agreement dated 1st of April 2017 between MarketAxess Holdings Inc. (the “Company”) and Christophe Roupie (the “Participant”) (“Agreement”)

The following shares will vest if the outlined goals are achieved by 31 December 2018, as measured on or before 15 March 2019:

1.	25% of the shares referenced in Section 1 of the Agreement shall be earned if:

a)	The Company’s consolidated financial performance results in cumulative pre-tax operating income for calendar years 2017 and 2018 (“Consolidated Performance”) of a minimum of USD 422,436,000

2.	25% of the shares referenced in Section 1 of the Agreement shall be earned if:

a)	The financial performance for Europe and Asia results in cumulative pre-tax operating income for calendar years 2017 and 2018 (“Regional Performance”) of a minimum of GBP 74,779,000

3.

25% of the shares referenced in Section 1 of the Agreement are subject to upward and downward adjustment (e.g., payout percentage) based on achievement of operating income for Consolidated Performance as specified in the table below:

	Cumulative Operating Income 2017-2018 (USD 000s)	Payout

Threshold	$422,436	50%
	$447,285	75%
Target Range	$472,134	100%
	$496,983	100%
	$521,832	125%
Maximum	$546,682	150%

Interpolation between results
No shares are earned if achievement is below 85%

4.

25% of the shares referenced in Section 1 of the Agreement are subject to upward and downward adjustment (e.g., payout percentage) based on achievement of operating income for Regional Performance as specified in the table below:

	Cumulative Operating Income 2017-2018 (GBP 000s)	Payout

Threshold	£74,779	50%
	£79,178	75%
Target Range	£83,576	100%
	£87,975	100%
	£92,374	117%
	£96,773	133%
Maximum	£101,171	150%

Interpolation between results
No shares are earned if achievement is below 85%

Regardless of shares earned as a result of financial performance, the vesting requirements for continued employment in Section 2(a) and the requirements for performance adjustment as defined in Section 8 shall apply.